Email: [***] 4171693.3 Dated 2024 FORGE LIFE SCIENCES NOMINEE 1 LTD AND FORGE LIFE SCIENCES NOMINEE 2 LTD and AUTOLUS LIMITED and AUTOLUS THERAPEUTICS PLC Licence for Alterations relating to The Nucleus Marshgate Stevenage SG1 1FR formerly known as part of The Marshgate Car Park, Stevenage EX-10.3

79025116.1 i TABLE OF CONTENTS No. Heading Page 1. INTERPRETATION AND GENERAL PROVISIONS 1 2. GRANT OF LICENCE 7 3. TENANT'S COVENANTS 7 4. INSURANCE 13 5. REINSTATEMENT 14 6. INSOLVENCY 14 7. DETERMINATION OF DISPUTES 15 8. AGREEMENTS AND DECLARATIONS 16 9. NOTICES 17 10. GUARANTOR'S CONSENT AND OBLIGATIONS 17 11. FEES AND EXPENSES 17 SCHEDULE 1 - THE LEASE 19 SCHEDULE 2 – APPOINTMENTS OF BUILDING CONTRACTOR AND PROFESSIONAL TEAM 20 SCHEDULE 3 - PRE-DEVELOPMENT OBLIGATIONS 26 SCHEDULE 4 - THE WORKS 28 SCHEDULE 5 -PROFESSIONAL TEAM 29 APPENDIX 1 APPOINTMENTS 30 APPENDIX 2 MAIN WARRANTIES 31 APPENDIX 3 SCHEDULE OF AMENDMENTS TO JCT CONTRACT 32

4171693.3 1 THIS LICENCE dated 2024 is made between (1) the Landlord, (2) the Tenant and (3) the Guarantor. 1. INTERPRETATION AND GENERAL PROVISIONS 1.1 The following definitions apply: Adverse Matters means any part of the Works to be approved pursuant to clause 3.1; Appointments means each of the deeds of appointment of the Professional Team to be entered into in accordance with Schedule 2 as amended by the amendments (if any) agreed by the Landlord pursuant to paragraph 2.3 of Schedule 2; Base Build Warranties means: (a) Collateral Warranty from Acquisition Systems Limited dated 12 July 2023; (b) Collateral Warranty from Roger Bullivant Limited dated 12 July 2023; (c) Collateral Warranty from FP McCann Limited dated 12 July 2023; (d) Collateral Warranty from Pureplan Building Services Limited dated 12 July 2023; (e) Collateral Warranty from APS Façade Engineering Limited dated 12 July 2023; (f) Collateral Warranty from Norder Design Associates Limited dated 12 July 2023; (g) Collateral Warranty from Harrison Lightning Protection and Earthing Limited dated 12 July 2023; (h) Collateral Warranty from BD Structures Limited dated 12 July 2023; (i) Collateral Warranty from Kone PLC dated 12 July 2023; (j) Collateral Warranty from Marlowe Fire & Security Limited dated 12 July 2023; (k) Collateral Warranty from Northern Switchgear & Controls Limited dated 12 July 2023; (l) Third party rights granted in appointment of Cube Management Services Limited dated 27 October 2021; (m) Third party rights granted in appointment of Fullard Rosier dated 28 October 2021; (n) Third party rights granted in appointment of Price & Myers LLP dated 27 October 2021; (o) Third party rights granted in appointment of KJ Tait Engineers Limited dated 27 October 2021; (p) Third party rights granted in appointment of Merit Health Limited dated 27 October 2021.

4171693.3 2 Building Contract means the building contract to be entered into by the Tenant with the Building Contractor for the carrying out the Works in accordance with paragraphs 2.2 and 2.3 of Schedule 2 in the form of the JCT Design and Build Contract 2016 as amended by: (a) a schedule of amendments in the form attached to this agreement at Appendix 3; and (b) the amendments (if any) by the Landlord pursuant to paragraph 2.3 of Schedule 2; Building Contractor means MA24 Limited or (if the Building Contract is terminated) such other replacement contractor to be employed by the Tenant for the Works under Schedule 2 with the Landlord's prior approval, such approval not to be unreasonably withheld. Capital Contribution Deed means the capital contribution deed relating to the Premises made between (1) the Landlord (2) the Tenant and (3) the Guarantor dated the same date as this deed; CDM Regulations means the Construction (Design and Management) Regulations 2015; Certificate of Practical Completion means the certificate or statement to be issued in accordance with the Building Contract certifying that Practical Completion has taken place; Construction Phase Plan means the construction phase plan to be prepared in respect of the Works under the CDM Regulations; Date of Practical Completion means the date certified in the Certificate of Practical Completion as the date of Practical Completion; Deed of Variation means the deed of variation relating to the Premises and to be made between (1) the Landlord (2) the Tenant and (3) the Guarantor dated the same date as this deed; Design Documents means all or any of the following which relate to the Works: (a) designs, drawings, models, plans, specifications, design details, photographs, brochures, reports, notes of meetings, CAD materials and other materials provided or to be provided under this licence and any additions or alterations made to them; (b) the Detailed Design; and (c) works, designs, calculations and inventions incorporated into any of the items listed in paragraphs (a) and (b) of this definition; Detailed Design means the detailed plans, drawings, specifications (including the Plans and Specification), drawings and calculations and other design and building details for the Works; Determination means the procedure for resolving a dispute between the parties set out in clause 7; Development Obligations has the meaning set out in clause 3.3.3; Employer's Agent means the relevant person listed in Schedule 5 or such other reputable and properly qualified person as the Tenant appoints as the employer's agent for the purposes of the Building Contract in accordance with Schedule 2;

4171693.3 3 Event of Default means the occurrence of one or more of the following events: (a) the Tenant commits a material breach of this licence which cannot be remedied; (b) the Tenant commits a material breach of this licence (other than as mentioned in (a) to (d) of this definition) which is capable of being remedied, and: (i) does not begin diligently to remedy that breach within 20 working days of written notice from the Landlord (or immediately in case of emergency); or (ii) does not remedy the breach within a reasonable period of time, to be specified in the notice, to the reasonable satisfaction of the Landlord; (c) the Tenant fails to complete the Works on or before the Works Completion Longstop Date; or (d) the Insolvency of the Tenant or the Guarantor; Existing Structures has the meaning given to it in the Building Contract; Guarantor means Autolus Therapeutics PLC registered in England and Wales with company registration number 11185179 whose registered office is at The Mediaworks, 191 Wood Lane, London, England, W12 7FP; Insolvency has the meaning given to it in clause 6; Landlord means Forge Life Sciences Nominee 1 Limited (company number 13523380) and Forge Life Sciences Nominee 2 Limited (company number 13523683) in their capacity as nominees for and on behalf of Forge Life Sciences GP Limited (company number 13520188) all of whose registered offices are at 4th Floor 52-54 Gracechurch Street, London, England, EC3V 0EH acting in the capacity of general partner of Forge Life Sciences L.P. (a limited partnership registered under the Limited Partnerships Act 1907) of the same address as the general partner; Lease means the lease described in Schedule 1 together with any deeds and documents supplemental to it; Lender means such reputable commercial lender as the Landlord may from time to time notify in writing to the Tenant; Letter of Reliance means the letter of reliance in respect of the condition survey referred to in the fit out contract in a form to be agreed by the Landlord and the Tenant acting reasonably: Main Warranties means collateral warranties to be given by the Main Warrantors in accordance with paragraph 4.1 of Schedule 2; Main Warrantors means the Building Contractor, each member of the Professional Team and Jubb Consulting Engineers Limited; Monitoring Surveyor is as defined in the Capital Contribution Deed;

4171693.3 4 Parent Company Guarantee means the parent company guarantee (in the form prescribed by the Building Contract) to be delivered by the Tenant in accordance with Schedule 2. Phase 1 Works means such parts of the Works which are not the Phase 2 Works; Phase 2 Works means such parts of the Works which are detailed within the planning application with reference 24/00550/FP (or any other planning application made from time to time in accordance with this licence for the Planning Permission) and any other works which are consequential to or required by the planning permission granted by such application; Planning Application means any application or applications for the Planning Permission or for any approval required as part of the Planning Permission, and includes any s.73 Application; Planning Authority means Stevenage Borough Council or such other person or body from time to time empowered to act as the local planning authority in respect of the Phase 2 Works; Planning Permission means full planning permission for the Phase 2 Works; Plans and Specifications means the plans, drawings, and specifications listed in Schedule 4; Practical Completion means the Works have been completed in accordance with the Building Contract; Premises means the property known as The Nucleus Marshgate Stevenage SG1 1FR formerly known as part of the Marshgate car park at Stevenage Town Centre as demised by the Lease; Principal Designer has the meaning given to it in Schedule 5 or such other reputable and suitably qualified person appointed by the Tenant to provide various services in connection with the Works, including as the principal designer for the Works in accordance with regulation 5 of the CDM Regulations; Professional Team means each of the consultants listed in Schedule 5; Project Conditions Satisfaction Date has the meaning set out in the Capital Contribution Deed; Satisfactory Planning Permission means a Planning Permission which, in the Landlord's reasonable opinion, does not impose conditions or restrictions which are more onerous than the existing planning permission(s) pursuant to which the Premises were constructed with reference number 21/00627/FPM, as amended by non-material amendment 22/00812/NMA dated 29 September 2022); Specified Clean Rooms means any clean rooms at the Premises forming part of the Works; Specified Perils has the meaning given to it in the Building Contract; Statutory Consents means any statutory approvals, consents, licences or permissions required from any local or other competent authority to enable the Tenant lawfully to carry out and complete the Works or to reinstate them following their damage or destruction;

4171693.3 5 Sub-Contractors means the sub-contractors or suppliers with design responsibility appointed or to be appointed by the Building Contractor including sub-contractors responsible for the carrying out of the following elements of the Works: (a) Mechanical & Electrical (b) AHU's (c) Heat Pumps (d) Cleanrooms (e) BMS (f) EMS (g) Structural Steel (h) Structural and Civil engineering works (i) Medical Gases (j) Fire Detection (k) Access Control (l) Cold Store and Freezer Store (m) VHP/Pass Throughs (n) Structural frame (o) Cladding (p) Roofing (q) Façade Alterations (r) Data Cabling (to the extent this element of the Works is not carried out by the Contractor) (s) Lightning Protection (t) Architectural services (u) Interlocking (v) Specialist Steelwork Connections / Secondary Steelwork. (including any replacement sub-contractor); Sub-Contractor Warranties means collateral warranties to be given by each Sub- Contractor in accordance with Schedule 2;

4171693.3 6 Sub-Contracts means the sub-contracts between the Building Contractor and the Sub- Contractors to be entered into in accordance with Schedule 2; s.73 Application means any application pursuant to section 73 of the Planning Act in respect of any condition attached to a planning permission which means it is not a Satisfactory Planning Permission; Tenant means Autolus Limited registered in England and Wales with company registration number 09115837 whose registered office is at The Mediaworks, 191 Wood Lane, London, England, W12 7FP; Third Party Rights means third party rights in favour of beneficiaries as detailed in the relevant Appointment, contract or subcontract; TPR Notices means notices that the Landlord and, separately, the Lender has the benefit of third party rights, to be given to the relevant contractor or to any member of the Professional Team or sub-contractor whose Appointment, contract or subcontract makes provision for third party rights in favour of beneficiaries which include the Landlord and, separately, the Lender, in the form required by the relevant Appointment, contract or subcontract; Warranties means the Main Warranties and the Sub-Contractor Warranties; Works means the works described in the Plans and Specifications forming the Phase 1 Works and the Phase 2 Works or any part of them; Works Completion Longstop Date means 30 June 2026 as extended in line with any extensions of time: (a) allowed by the Employer's Agent under the terms of the Building Contract; and/or (b) certified by the Employer's Agent as being fair and reasonable, having regard to the delay in question, where completion of the Works is delayed due to an event or cause that is beyond the Tenant's reasonable control but which shall be no later than 31 December 2026. 1.2 Landlord includes the person or persons for the time being entitled to the reversion immediately expectant upon the Term and Tenant includes the Tenant's successors in title and underlessees. 1.3 Insurers means the insurers with whom the Landlord insures the Building. 1.4 Term means the term of years granted by the Lease and any extension or continuation of it by statute, agreement or otherwise. References to the end of the Term are to the end of the Term however it ends. 1.5 Any words introduced by the term including or similar expression are illustrative and shall not limit the meaning of other words in the relevant clause. 1.6 A covenant to indemnify the Landlord means to indemnify against all actions, claims, demands and proceedings made against the Landlord and all costs, expenses, damages, liabilities and losses incurred directly or indirectly by the Landlord.

4171693.3 7 1.7 The singular includes the plural and vice versa, person includes corporation, the neuter includes the masculine and the feminine and vice versa, and covenants by a party which comprises two or more persons shall be joint and several. 1.8 Any obligation on a party not to do something includes an obligation not to allow it to be done. 1.9 Reference to a statute, statutory provision or subordinate legislation includes any consolidation, re-enactment, modification or replacement of it and any subordinate legislation in force from time to time. 1.10 Clause, schedule and paragraph headings in this licence shall not affect its construction. 2. GRANT OF LICENCE In consideration of the covenants by the Tenant and the Guarantor, the Landlord consents to the Tenant carrying out the Works on the terms of this licence. 3. TENANT'S COVENANTS The Tenant covenants with the Landlord as follows: 3.1 Approval of the Tenant's plans The Landlord has approved the Detailed Design, details of which are attached to this licence and form part of the Plans and Specifications. 3.2 Planning 3.2.1 To the extent it has not done so already, the Tenant shall submit a planning application for the Phase 2 Works as soon as reasonably practicable following the date of this licence. 3.2.2 Having submitted the planning application in accordance with clause 3.2.1, the Tenant shall use all reasonable but commercially prudent endeavours to obtain a Satisfactory Planning Permission as soon as reasonably practicable. 3.2.3 The Landlord shall at the Tenant's cost give all such assistance to, and make such representations in relation to, any Planning Application as the Tenant may reasonably require. 3.2.4 Subject to the provisions of this licence, neither party shall do anything which may prevent or delay the issue of the Satisfactory Planning Permission. 3.2.5 The Tenant may, if at any time it appears necessary or desirable in order to obtain a Satisfactory Planning Permission and subject always to obtaining the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed): (a) amend any planning application; (b) withdraw any planning application and submit a further planning application; and/or (c) submit a s.73 Application

4171693.3 8 and if it does so it shall notify the Landlord of the same and provided to the Landlord copies of all relevant documents forthwith. 3.2.6 The Tenant shall keep the Landlord reasonably informed as to the material progress of any Planning Application and as to all material discussions with the Planning Authority and shall provide to the Landlord copies of all relevant documents, correspondence and minutes of all meetings held with the Planning Authority. 3.2.7 The Tenant shall procure that within five working days of it or its agent receiving a Planning Permission a copy is delivered to the Landlord. The Landlord shall then have 10 working days from the date of delivery (time being of the essence) to notify the Tenant in writing whether or not it considers the Planning Permission to be a Satisfactory Planning Permission and if it does not, to give its reasons. 3.2.8 If the Landlord fails to make an objection within the time limit specified in clause 3.2.7 or notifies the Tenant that it considers the Planning Permission to be a Satisfactory Planning Permission, then the Landlord shall be deemed to have accepted irrevocably that the Planning Permission is a Satisfactory Planning Permission. 3.2.9 The Landlord may waive an objection to any condition of the Planning Permission which would render it not to be a Satisfactory Planning Permission by giving written notice to that effect to the Tenant. The provisions of clause 3.2.8 shall then apply to the Landlord in respect of that condition from the date of receipt of such notice by the Tenant. 3.3 Before starting the Works 3.3.1 Before starting the Works, the Tenant shall diligently and expeditiously comply with its obligations in this licence (including in the schedules to this licence) so far as necessary to procure that all of the Development Obligations are satisfied on the terms of this licence. 3.3.2 As from the Project Conditions Satisfaction Date, the Landlord and the Tenant are diligently and expeditiously to comply with their other respective obligations in this licence (including in the schedules to this licence). 3.3.3 The Development Obligations are: (a) the Tenant obtaining (in compliance with Schedule 3) the grant of all Statutory Consents; (b) in relation to the Phase 2 Works only, the Tenant obtaining a Satisfactory Planning Permission; (c) the Tenant satisfying all conditions of the Planning Permission that are in each case required before beginning the Works; (d) the Tenant and the relevant counter party(ies) entering into the: (i) Building Contract; (ii) Parent Company Guarantee;

4171693.3 9 (iii) Appointments; (e) the Building Contractor and Jubb Consulting Engineers Limited entering into the relevant subcontract; (f) the Tenant delivering to the Landlord originals or certified copies properly signed by the relevant party of the Main Warranties or TPR Notices vesting Third Party Rights in favour of the Landlord and, separately, the Lender in accordance with Schedule 3; and (g) delivery to the Landlord of documentary evidence in the form of a broker's letter or verification note that the professional indemnity insurance in accordance with the levels set out at paragraphs 5.1.1 and 5.1.2 of Schedule 2 are in full force and effect and comply with the requirements of Schedule 2. with each being a Development Obligation. 3.3.4 If any variations to the Plans and Specifications are required to obtain any of the Statutory Consents, the Tenant shall obtain the Landlord's written approval of those variations. Such approval is not to be unreasonably withheld or delayed, to the extent that such a variation involves an alteration to the Premises for which the Landlord's consent could not be unreasonably withheld or delayed under the terms of the Lease. 3.4 Carrying out the Works 3.4.1 Prior to the Project Conditions Satisfaction Date, the Tenant may not carry out the Works. 3.4.2 As from the relevant Project Conditions Satisfaction Date, the Tenant may but shall not be obliged to carry out the relevant Works and if it commences the relevant Works, it must carry out and complete the relevant Works: (a) in accordance with: (i) the Lease including the obligation not to alter or add to the Property in a way which would invalidate the Base Build Warranties or (to the extent disclosed to the Tenant by the Landlord or the building contractor) Product Guarantees (as defined in the Lease) in respect of the Property; (i) the Plans and Specifications; (ii) the terms of the Building Contract; (iii) the Planning Permission; (iv) the Statutory Consents; (v) all Statutory Requirements including the CDM Regulations; (vi) the requirements, if any, of the insurers of the Premises; and

4171693.3 10 (vii) all relevant British standards and codes of practice. (b) at its own cost subject to the Capital Contribution Deed; (c) in a good and workmanlike manner, with good and suitable materials; (d) to the satisfaction of the Building Control Officer and any other relevant body or authority; (e) to the reasonable satisfaction of the Landlord and in accordance with any reasonable directions given by it or by its professional advisers; and (f) with all due diligence and, in any event, by 1 December 2025. 3.4.3 The Tenant shall: (a) not cause any damage or legal nuisance to the Landlord or owners or occupiers of any neighbouring property; (b) keep all equipment, materials and debris stored securely in the Premises or within any area which the Tenant has use of pursuant to a licence to occupy to be made between Stevenage Borough Council (1) and the Tenant (2) in relation to the area known as Marshgate Car Park; 3.4.4 The Tenant shall allow the Landlord and those authorised by it to enter the Premises at reasonable times and (except in an emergency) on reasonable notice to inspect the progress of the Works and the materials used in them and to ensure they are being carried out in accordance with the terms of this licence. 3.4.5 The Tenant shall: (a) ensure that all utilities that are installed are connected to the relevant mains services in or under the public highway; (b) negotiate and complete (subject to the Landlord's prior written approval (such approval not to be unreasonably withheld or delayed)) such agreements with utility providers and others as may be required to secure all utilities required for the Works. 3.5 Practical completion of the Works 3.5.1 Not less than five working days before the anticipated date of completion of the Works: (a) the Tenant shall notify the Landlord and the Monitoring Surveyor in writing of such date; and (a) the Tenant shall permit the Monitoring Surveyor to attend the inspection of the Works by the Tenant and their Employer's Agent for the purpose of considering whether to issue the Certificate of Practical Completion. 3.5.2 The Monitoring Surveyor shall be entitled to attend such inspection and to make reasonable representations to the Employer's Agent on whether the Certificate of Practical Completion should be issued. The Tenant shall instruct the Employer's

4171693.3 11 Agent to have proper regard to any such representations (but without prejudice to the Employer's Agent's independent discretion in deciding whether to issue the Certificate of Practical Completion). 3.5.3 If following inspection, the Certificate of Practical Completion is not issued, the Tenant shall carry out such further works as the Employer's Agent shall specify. The procedure set out in paragraphs 3.5.1 and 3.5.2 shall then be repeated as many times as necessary until the issue of the Certificate of Practical Completion. 3.5.4 Any dispute regarding paragraphs 3.5.2 or 3.5.3 may be referred by either party for Determination. 3.5.5 The Tenant shall use all reasonable endeavours to procure that the Date of Practical Completion occurs by the Works Completion Longstop Date. 3.6 Following Practical Completion 3.6.1 As soon as reasonably practicable and in any event no later than 20 working days after the Date of Practical Completion, the Tenant shall: (a) ensure the Premises are cleared of all unused building materials, plant and equipment used in the carrying out of the Works and temporary structures; and (b) prepare the following documents: (i) the health and safety file maintained under the CDM Regulations; (ii) evidence of compliance with all conditions and obligations in the Planning Permission; (iii) one set of as-built plans stored as CAD files in electronic format; (iv) the commissioning reports, test certificates and operating manuals for all plant and equipment, utilities and other services installed as part of the Works; (c) provide the Landlord with copies of the following documents: (i) one set of as-built plans stored as CAD files in electronic format; (ii) product guarantees relating to the following elements of the Works: (A) roofing; (B) cladding replacement panels; (C) controls and switch gear; (D) EMS; (E) cleanroom partitions; (F) vinyl flooring;

4171693.3 12 (G) AHU's; (H) heat pumps; (I) lighting; and (J) pass through hatches/mal; (iii) a copy of the Certificate of Practical Completion; (iv) evidence of compliance with all conditions and obligations in the Planning Permission; (v) any energy performance certificates (as defined in regulation 2(1) of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118)) relating to the Premises as altered by the Works. 3.6.2 As soon as reasonably practicable and in any event no later than 20 working days following Practical Completion, the Tenant shall obtain any Statutory Consents that are required on the completion of the Works and can only be obtained after completion of the Works and provide copies of them to the Landlord; 3.6.3 As soon as reasonably practicable following Practical Completion but in any event before the expiry of any defects period under the Building Contract, the Tenant shall procure that the Building Contractor carries out any further works that are required to make good (1) any snagging items identified in the snagging list annexed to the Certificate of Practical Completion and (2) any defects that arise in the Works which are the responsibility of the Building Contractor in accordance with the Building Contract. 3.6.4 The Tenant must use all reasonable endeavours to deliver to the Landlord as soon as reasonably practicable but: (a) in any event before the Date of Practical Completion originals or certified copies properly signed by the relevant party of the following in accordance with Schedule 2: (i) Sub-Contractor Warranties in favour of the Landlord and, separately, the Lender; and (ii) (if Tenant is able to obtain reliance for the Landlord and any Lender on the condition survey having used all reasonable but commercially prudent endeavours to obtain such reliance) the Letter of Reliance in favour of the Landlord and, separately, the Lender; and (b) on or before the date on which the conditions set out at clauses 3.3.3(a) to 3.3.3(g) (inclusive) have all been satisfied, the Sub-Contractor Warranty from Jubb Consulting Engineers Limited. 3.7 General covenants The Tenant shall:

4171693.3 13 3.7.1 forthwith repair and make good to the Landlord's satisfaction any damage or injury to any person or property caused by the carrying out of the Works; 3.7.2 pay all additional fees, rates, taxes, levies, outgoings and assessments resulting from the Works (including charges for electricity and water); 3.7.3 indemnify the Landlord against any liability arising out of: (a) the Works including, but not limited to, any expense, liability, loss, claim or proceedings in respect of any death, personal injury or loss or damage whatsoever to any property, real or personal (which includes loss, injury or damage to the Existing Structures and their contents due to a Specified Peril), in so far as such death, personal injury or loss or damage arises out of or in the course of the carrying out any of the Works; (b) any breach of the Tenant's covenants in this licence; (c) the removal of the Works and the reinstatement of the Premises as referred to in clause 5. 4. INSURANCE 4.1 The Landlord shall only be obliged to insure the Works once they form part of the Premises, and only: 4.1.1 after they have been completed in accordance with this licence; 4.1.2 for the amount for which the Tenant has notified the Landlord that they should be insured; and 4.1.3 otherwise in accordance with the terms of the Lease. 4.2 Until the Landlord is obliged to insure the Works, the Tenant shall (or shall procure the occurrence of): 4.2.1 keep the Works and any plant, equipment and materials used in carrying them out insured against the insured risks defined in the Lease in their full reinstatement value with reputable insurers; 4.2.2 apply all insurance moneys payable under such insurance in reinstating the Works; 4.2.3 procure that the Building Contractor takes out third party and public liability insurance in respect of the Works in the sum of £20,000,000 for any occurrence; and 4.2.4 provide the Landlord with reasonable evidence of the policies of insurance referred to in this clause and evidence that they are in force. 4.3 The Tenant shall pay during the Term, as additional rent on demand, any increase in the insurance premium payable for the Building or any neighbouring property because of the Works, including buildings insurance and third party/public liability insurance. 4.4 On or prior to the commencement of the Works, the Landlord shall use reasonable endeavours to procure from the Insurers a waiver by such insurers of any right or subrogation

4171693.3 14 which they may have against the Building Contractor or any of the Building Contractor's personnel in respect of the cost of reinstating any loss or damage to the Existing Structures and the contents thereof caused by the occurrence of Specified Perils in excess of £20,000,000 for any occurrence. 5. REINSTATEMENT 5.1 Except to the extent requested not to do so by the Landlord no later than nine months before the end of the Term, the Tenant shall at its own cost during the six months immediately preceding the end of the Term: 5.1.1 remove the Works other than the Specified Clean Rooms; and 5.1.2 reinstate and make good the Premises to the same state and condition they were in immediately before the Works were carried out. 5.2 Such reinstatement and making good must be carried out in accordance with drawings and specifications approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed). 5.3 In carrying out the removal and reinstatement works referred to in clause 5.1, the Tenant shall comply with the provisions of clause 3.4 as if references in that clause to the Works were to the works required by clause 5.1. 6. INSOLVENCY 6.1 Insolvency occurs if: 6.1.1 a person is a company and: (a) it enters into a voluntary arrangement under Part I of the 1986 Act or it enters into a scheme of arrangement with its creditors in satisfaction or composition of its debt; (b) an administrator is appointed under Part II of the 1986 Act; (c) a receiver or manager, including an administrative receiver, is appointed whether under Part III of the 1986 Act or otherwise; (d) a resolution to wind-up is passed or a provisional liquidator is appointed or a winding-up order is made under Part IV of the 1986 Act unless for the purpose of a solvent amalgamation or reconstruction of the company; (e) a scheme of arrangement is made under Part 26 of the Companies Act 2006; (f) a restructuring plan is entered into under Part 26A of the Companies Act 2006; or (g) it is struck off the register of companies or otherwise ceases to exist;

4171693.3 15 6.1.2 a person is an individual and: (a) an interim order or voluntary arrangement is made under Part VIII of the 1986 Act; (b) a trustee in bankruptcy is appointed or the individual otherwise becomes bankrupt; (c) the individual enters into a deed of arrangement or composition with his or her creditors; (d) a deputy is appointed under the Mental Capacity Act 2005 or the individual becomes incapable of managing his or her affairs; or (e) the individual dies; 6.1.3 two or more people are in partnership and: (a) they enter into a voluntary arrangement under Part II of the 1994 Order; (b) an administration order is made under Part III of the 1994 Order; or (c) a winding up order is made under Parts IV or V of the 1994 Order; or 6.1.4 a person is incorporated or resident in a jurisdiction outside England and Wales and any event or circumstance occurs which under the laws of that jurisdiction has an analogous or equivalent effect to any of the events in this clause 6. 7. REMEDYING BREACHES 6.2 If there is an Event of Default, the Landlord may enter the Premises and carry out of the Works required itself (or procure another carries them out). 6.3 The Tenant must repay, as a debt on demand, all the proper costs the Landlord properly incurs in so doing to the extent these costs are not paid or due to be paid to any person employed (or formally employed) by the Tenant in connection with the Works. 6.4 The Landlord's rights under the Lease will be unaffected. 7. DETERMINATION OF DISPUTES 7.1 Any dispute which may arise between the Landlord and the Tenant concerning: 7.1.1 whether a Planning Permission is a Satisfactory Planning Permission; 7.1.2 the Works; or 7.1.3 any other matter where this licence expressly provides for such matter to be referred for Determination; shall, except to the extent such matters relate to the legal effect or construction of this licence, be determined by an independent chartered surveyor appointed in accordance with this clause 7.

4171693.3 16 7.2 The following provisions shall apply to the appointment of the surveyor: 7.2.1 if the parties fail to agree the appointment within 14 days of either party serving details of a suggested surveyor on the other, the surveyor shall be nominated on the application of either party by or on behalf of the President of the RICS; 7.2.2 the surveyor shall act as an expert and not as an arbitrator; 7.2.3 the surveyor's decision shall be final and binding on the parties in the absence of manifest error; 7.2.4 the surveyor shall decide the procedure to be followed in the determination and shall be requested to make their decision within 20 working days of their appointment; 7.2.5 the surveyor shall be instructed by the parties to consider any written representations which they may submit to the surveyor within such time limits as may be fixed in the surveyor's discretion; 7.2.6 the surveyor's fees and costs, and the fees and costs of the persons mentioned in clause 7.2.7, shall be borne between the parties in such proportions as the surveyor may in their discretion determine; 7.2.7 the surveyor may engage the assistance of such advisers of other professions whose expertise is necessary or desirable to resolve issues arising from the dispute, and the parties shall be bound by the advice of such persons; 7.2.8 the parties mutually undertake to use their respective reasonable endeavours to enable the surveyor to reach their determination as quickly as reasonably possible; and 7.2.9 if the surveyor becomes unable or unwilling to act, then the procedure for their appointment shall be repeated as often as may be necessary. 7.3 If either party fails to pay its proportion of the fees and costs referred to in clause 7.2.6, then the other party may pay them on its behalf and then recover such amount from the defaulting party as a debt on demand, or set it off against any other sum payable to the defaulting party pursuant to this licence. 7.4 All information, data or documentation disclosed or delivered by either party to the surveyor in consequence of or in connection with their appointment under this clause must be treated as confidential. All such information, data or documentation shall remain the property of the party disclosing or delivering it and all copies shall be returned to that party on completion of the surveyor's work. 8. AGREEMENTS AND DECLARATIONS 8.1 The consent given by this licence relates only to the Works, and does not obviate the need for the consent of any person other than the Landlord that may be required. This licence does not permit entry on any premises other than the Premises without the further consent of the Landlord and of any persons entitled to possession of such other premises.

4171693.3 17 8.2 The Tenant must satisfy itself as to: 8.2.1 the suitability of the Premises and the Building for the execution of the Works; 8.2.2 the suitability of any materials to be used in the Works; 8.2.3 the compatibility of the Works with any services used in common by the Premises and the remainder of the Building; and 8.2.4 whether the Works or any removal or reinstatement of them may be lawfully carried out. 8.3 The Landlord's approval of the Works shall not be taken as an express or implied representation or warranty as to any of the matters referred to in clause 8.2. Neither the Landlord nor its agents shall have any liability in respect of such matters. 8.4 Nothing in this licence releases or reduces the liability of any person to the Landlord under the covenants or conditions in the Lease, amounts to a waiver of any breach of the Lease, or is to be taken as a representation that there are no subsisting breaches of the Lease. 8.5 The Tenant's covenants in the Lease shall extend to the Works and apply to the Premises as altered by the Works. The right of re-entry in the Lease shall extend to and be exercisable by the Landlord on any breach of the Tenant's obligations in this licence. 8.6 The parties to this licence do not intend any of its terms to be enforceable by a third party (as defined in section 1 of the Contracts (Rights of Third Parties) Act 1999) other than the Landlord's and the Tenant's respective successors in title and in relation clause 7 and/or paragraph 11 of Schedule 2 of this licence only the Lender as if it were the Landlord. 9. NOTICES Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 applies to notices served under this licence. 10. GUARANTOR'S CONSENT AND OBLIGATIONS In consideration of the Landlord's consent in clause 2 of this licence (granted at the Guarantor's request), the Guarantor consents to the Tenant entering into this licence and agrees that: 10.1.1 its liability to the Landlord for the Tenant's obligations in the Lease remains fully effective and extends to the Tenant's obligations in this licence; and 10.1.2 to the extent any provision of this licence varies the Lease, its guarantee applies to the Lease as varied. 11. FEES AND EXPENSES 11.1 The Tenant shall on demand pay and indemnify the Landlord against the proper fees and expenses (plus Value Added Tax) of the Landlord's solicitors, surveyors, architects, managing agents and other professional advisers and the Insurers in relation to: 11.1.1 considering and approving all plans, drawings and specifications of the Works and any Consents;

4171693.3 18 11.1.2 inspecting and supervising the Works; 11.1.3 approving, inspecting and supervising the removal and reinstatement works referred to in clause 5; and 11.1.4 the negotiation, preparation and grant of this Licence, the Capital Contribution Deed and the Deed of Variation and due diligence relating to the technical aspects of the Works; 11.1.5 in the case of the fees and expenses referred to in clause 11.1.4, these shall be limited to £100,000 plus any irrecoverable Value Added Tax in the case of legal fees and £46,000 plus any irrecoverable Value Added Tax in the case of surveyors and other technical advisors' fees The parties have executed and delivered this document as a deed on the date stated at the beginning of it.

4171693.3 19 SCHEDULE 1 - THE LEASE Date Parties Term 19 September 2023 (1) Forge Life Sciences Nominee 1 Limited and Forge Life Sciences Nominee 2 Limited (2) Autolus Limited (3) Autolus Therapeutics Plc 20 years from and including 19 September 2023 to but excluding 19 September 2043

4171693.3 20 SCHEDULE 2 – APPOINTMENTS OF BUILDING CONTRACTOR AND PROFESSIONAL TEAM 1. Basis of appointments 1.1 Subject to the Landlord approving any matters pursuant to paragraph 2, if it has not already done so, the Tenant shall: 1.1.1 appoint the Building Contractor; 1.1.2 appoint each member of the Professional Team; and 1.1.3 use all reasonable but commercially prudent endeavours to procure that each Sub- Contractor is appointed by the Building Contractor; as soon as reasonably practicable and in any event before the Project Conditions Satisfaction Date. 1.2 Each appointment under paragraph 1.1 shall comply with the procedure set out in this Schedule 2. 1.3 Each member of the Professional Team shall be: 1.3.1 the relevant person listed in Schedule 5; or 1.3.2 (if their appointment is terminated) such other reputable and suitably qualified and experienced consultant as the Tenant appoints for the relevant function in connection with the Works with the Landlord's prior approval (such approval not to be unreasonably withheld); 1.4 If appointing a new consultant pursuant to paragraph 1.3.2, the Tenant shall have due regard inter alia to any concerns that the Landlord may have about: 1.4.1 the financial standing or experience of the alternative consultant; or 1.4.2 its ability to perform the relevant scope of services. 2. Terms of appointments 2.1 The appointment of each member of the Professional Team shall be executed as a deed and substantially in the form attached to this licence at Appendix 1 provided that the Tenant shall obtain the Landlord's approval (not to be unreasonably withheld or delayed) to the form of appointment provided that the Landlord: 2.1.1 acknowledges the Appointment annexed to this licence at the date of this Licence is agreed; and 2.1.2 shall not be obliged to approve any further amendments that materially or adversely affect the rights of the Landlord (or any Lender) against the Professional Team 2.2 The Building Contract shall be executed as a deed. 2.3 The Tenant shall obtain the Landlord's approval (not to be unreasonably withheld or delayed) to the form of Building Contract provided that the Landlord:

4171693.3 21 2.3.1 acknowledges the Schedule of amendments annexed to this licence at the date of this Licence are agreed; and 2.3.2 shall not be obliged to approve any further amendments that materially or adversely affect the rights of the Landlord (or any Lender) against the Building Contractor, the Sub-Contractors or the Professional Team. 2.4 The Tenant shall provide the Landlord with two certified copies of the Building Contract (and the Contract Documents as defined therein) and the Appointment under this schedule within 15 working days of each document being entered into. 3. Additional provisions relating to the Building Contract 3.1 If the Building Contractor is to be responsible for appointing any members of the Professional Team under the terms of the Building Contract, the Tenant is to procure that those appointments are made in compliance with this Schedule 2. 3.2 The Tenant shall procure that: 3.2.1 the Parent Company Guarantee is executed as a deed and delivered on or before the date of the Building Contract; 3.2.2 the Building Contract contains a rectification period of not less than 12 months from the Date of Practical Completion; 3.2.3 the Building Contractor is registered under the Construction Industry Scheme with gross payment status; 3.2.4 the Building Contractor operates the Construction Industry Scheme in respect of payments made to sub-contractors (within the meaning of the Construction Industry Scheme); and 3.2.5 the Building Contract provides for a retention percentage of at least 10% (such percentage reducing to 2.5% following Practical Completion) on of the contract sum specified in the Building Contract. 4. Warranties 4.1 As soon as reasonably practicable (and in any event within 15 working days of the Building Contract or Appointment (as the case may be) being entered into), the Tenant shall procure that the duly executed and completed Main Warranties or TPR Notices are unconditionally delivered by or served (as the case may be) pursuant to the Building Contract or the Appointments of or the subcontract relating to the Main Warrantors in favour of: 4.1.1 the Landlord and (where the Lender's identity is notified to the Tenant in advance) separately to the Lender (each as beneficiaries of a Main Warranty); and 4.1.2 (where the Lender's identity is not notified to the Tenant in advance) to the Lender within 10 working days of such notification; 4.2 Not Used. 4.3 The Tenant shall procure that each Sub-Contractor unconditionally delivers duly executed and completed Sub-Contractor Warranties (together with a copy of the relevant Sub-

4171693.3 22 Contract) to each of the Landlord and the Lender as soon as reasonably practicable after entering into a Sub-Contract with the Building Contractor and in any event before the issue of the Certificate of Practical Completion. 4.4 The Main Warranties shall be in the form at Appendix 2 and the Sub-Contractor Warranties shall be in the form appended to the Building Contract, with such further amendments as shall be required by the Tenant and agreed by the respective counterparty (both acting reasonably) and to which the Landlord shall first approve (such approval not to be unreasonably withheld, except under paragraph 4.5). 4.5 The Landlord shall not be obliged to approve any amendments to the terms of the Warranties or the Third Party Rights that adversely affect the rights of the Landlord under its Warranties or Third Party Rights or lessen the liability of the Building Contractor, the relevant Sub- Contractor or the member of the Professional Team (as applicable). 4.6 In particular, without prejudice to the generality of paragraph 4.5 above, the Landlord shall not be obliged to approve any amendments to the terms of the Warranties or the Third Party Rights which: 4.6.1 exclude work carried out pre-appointment; 4.6.2 include a net contribution clause; 4.6.3 restrict assignments without consent to less than twice; 4.6.4 (in relation to the Main Warrantors) restrict unlimited assignments without consent: (a) intragroup; or (b) by way of security to any lender (including any reassignment on redemption of such security); and any such assignment shall not count towards the assignments permitted by paragraph 4.6.3; 4.6.5 restrict any further assignments (but it shall be acceptable for such assignment to be permitted with consent, such consent not to be unreasonably withheld); and/or 4.6.6 exclude a full copyright licence. 5. Insurance 5.1 The Tenant shall require that professional indemnity insurance is maintained throughout the period of the Works and for 12 years after the Date of Practical Completion with reputable insurers approved by the Landlord, such approval not to be unreasonably withheld: 5.1.1 by each member of the Professional Team with a limit of indemnity of not less than the sum stated in Schedule 5 or such other limit as shall be agreed with such member of the Professional Team and to which the Landlord shall first approve (such approval not to be unreasonably withheld); 5.1.2 the Building Contractor for £10,000,000 in the aggregate or upon such basis as shall be agreed with the Building Contractor and to which the Landlord shall first approve (such approval not to be unreasonably withheld); and

4171693.3 23 5.1.3 by each Sub-Contractor for a level appropriate to the services being provided in respect of each claim that may be made or upon such other basis as shall be agreed with such Sub-Contractor and to which the Landlord shall first approve (such approval not to be unreasonably withheld) for so long as professional indemnity insurance is generally available in the insurance market to those persons at a reasonable cost and on reasonable terms. 5.2 Payment of any increased or additional premiums required by insurers by reason of those persons' own claim records or other acts or omissions or things peculiar to those persons shall be disregarded in determining whether such insurance is available at a reasonable cost or, as the case may be, on reasonable terms. 6. Copyright 6.1 The Tenant shall procure that the Building Contractor, each Sub-Contractor and each member of the Professional Team: 6.1.1 grants to the Landlord an irrevocable, royalty-free licence to use and reproduce the Design Documents prepared by them or on their behalf or in which they have copyright, such licence carrying the right to grant sub-licences and to be transferable without the consent of the licensor; and 6.1.2 waives all moral rights to the Design Documents under the Copyright, Design and Patents Act 1988. 7. Tenant's obligations 7.1 The Tenant shall: 7.1.1 use all reasonable but commercially prudent endeavours to ensure that: (a) each member of the Professional Team complies with the terms of its appointment; (b) the Building Contractor complies with the terms of the Building Contract; and (c) the Building Contractor and each Sub-Contractor comply with the terms of their Sub-Contracts. 7.2 The Tenant shall not without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed: 7.2.1 dismiss any member of the Professional Team, or the Building Contractor, or permit a Sub-Contractor to be dismissed; 7.2.2 make or agree any variations or amendments to the terms of any appointment, Building Contract or Sub-Contract; 7.2.3 permit any member of the Professional Team to sub-contract any part of its responsibilities under its appointment;

4171693.3 24 7.2.4 consent to any member of the Professional Team removing or replacing any key personnel identified in the relevant appointments; or 7.2.5 permit any assignment or novation of the appointments, the Building Contract or the Sub-Contracts (save as expressly permitted by this licence). 7.3 The Tenant shall not: 7.3.1 waive, release, nor stop itself from enforcing or seeking redress for, any breach of the appointments, the Building Contract or the Sub-Contracts; 7.3.2 do or omit to do any other act or thing which would prejudice the rights or claims of the Landlord under the Warranties or Third Party Rights as the case may be; 7.3.3 do or omit to do any act or thing which would entitle: (a) any member of the Professional Team to treat its appointment as terminated; (b) the Building Contractor to treat the Building Contract as terminated; (c) a Sub-Contractor to treat a Sub-Contract as terminated; nor 7.3.4 receive any commissions, inducements, or pecuniary or other advantages at any time arising from the appointment of the members of the Professional Team, the Building Contractor or any Sub-Contractor. 7.4 If the Building Contractor or a member of the Professional Team is affected by Insolvency, the Tenant shall, at the written direction of the Landlord, exercise its right to terminate the relevant Building Contract or appointment (and the provisions of paragraph 8 shall then apply). 8. Termination of the Building Contract or an appointment 8.1 If there is a termination (brought into effect by any party to the relevant instrument and including a rescission or disclaimer) of the Building Contract or any appointment, the Tenant is promptly to notify the Landlord in writing of that termination and (unless carried out at the direction of the Landlord) the reasons for it. 8.2 Following such a termination: 8.2.1 where the Building Contract is terminated, the Tenant shall appoint another Building Contractor whose identity and terms of Building Contract shall comply with the provisions of this licence in substitution for the person whose Building Contract was terminated; and 8.2.2 where an Appointment is terminated and the Tenant was responsible for the original appointment, the Tenant shall appoint another person whose identity and terms of Appointment shall comply with the provisions of this licence in substitution for the person whose appointment was terminated, in each case, such substitute Building Contract and/or Appointment to be approved by the Landlord (such approval not to be unreasonably withheld or delayed)

4171693.3 25 8.3 The Landlord shall not be obliged to approve the terms of a substitute Building Contract or Appointment under paragraph 8.2 if the terms of the Appointment or Building Contract impose less onerous obligations on the person to be appointed than those contained in the Building Contractor or Appointment (as applicable) that was terminated. 9. Ownership of goods, materials and insurance proceeds 9.1 Where the Building Contract provides for the ownership of unfixed materials and goods to become the property of the employer under the Building Contract under certain circumstances then, as between the Tenant and the Landlord, the Tenant is to hold them on trust for the Landlord absolutely. 9.2 Any interest which the Tenant may have in any insurance proceeds received or receivable under the Building Contract are to be held on trust by the Tenant for the Landlord absolutely and are to be paid as the Landlord directs. 10. Proceedings 10.1 If the Building Contractor, any Sub-Contractor or any member of the Professional Team are in breach of their obligations in relation to the Works, the Tenant shall, subject to the terms of this paragraph 10.1, enforce its rights and remedies in respect of that breach but: 10.1.1 shall first seek the approval of the Landlord as to the action to be taken, which approval shall not be unreasonably withheld or delayed (having regard to any limitations of time within which the Tenant may be required to act); and 10.1.2 shall take such action, at the Landlord's cost, as the Landlord may reasonably require. 11. Assignment of rights 11.1 Following an Event of Default, the Landlord may, but without being under an obligation to do so, serve written notice on the Tenant and any Building Contractor to elect that the Landlord is to act and to be treated as the employer under the Building Contract. 11.2 If the Landlord serves notice under paragraph 11.1: 11.2.1 the Landlord may (but shall not be obliged to) exercise its step-in rights under any Warranties; 11.2.2 the Tenant shall remain liable for any act or default of the Building Contractor as if no notice had been served; and 11.2.3 the rights and duties of the Tenant under this licence shall remain in full force except to the extent that they are inconsistent with the Landlord becoming the employer under the Building Contract. 11.3 The Landlord may, at any time, cancel an election made under paragraph 11.1 and require the Tenant to resume the role of employer in relation to the Building Contract. 11.4 The provisions of this paragraph 11 apply equally to the appointments of the Professional Team.

4171693.3 26 SCHEDULE 3 - PRE-DEVELOPMENT OBLIGATIONS 1. Statutory Consents 1.1 As soon as reasonably practicable (to the extent not already obtained) the Tenant shall make applications for, and use all reasonable endeavours to obtain, the Statutory Consents or obtain lawful relaxations or waivers of them. 1.2 The Tenant shall keep the Landlord properly informed as to the progress of each application for the Statutory Consents and of all negotiations relating to those applications and shall provide to the Landlord copies of all applications, correspondence and notes of meetings relating to those applications and negotiations. 1.3 If any Statutory Consent is refused, the Tenant may but shall not be obliged to appeal against the refusal. 1.4 The Tenant shall provide a copy of each Statutory Consent obtained to the Landlord and shall not start the relevant Works until the Landlord has given its written approval to the Statutory Consent (such approval not to be unreasonably withheld or delayed). 1.5 The Tenant shall procure that all Statutory Consents remain valid and unrevoked and, if it carries out the Works, use all reasonable endeavours to renew any that become invalid or revoked. 2. CDM Regulations 2.1 By entering into this licence, the Tenant elects, for the purposes of the CDM Regulations, to be treated as the only client in respect of the Works. 2.2 The Landlord agrees to the Tenant's election to be treated as the only client. 2.3 The Tenant shall appoint the Principal Designer as the principal designer and the Building Contractor as the principal contractor for the Works for the purposes of the CDM Regulations and make all other appointments required under the CDM Regulations. 2.4 The Tenant shall, in carrying out and completing the Works in accordance with the Building Contract: 2.4.1 comply with its obligations as the client under the CDM Regulations; 2.4.2 discharge its obligations thereunder with the object that the persons appointed under paragraph 2.3 comply with their obligations under the CDM Regulations; 2.4.3 discharge its obligations thereunder with the object that designers and contractors for the purposes of the CDM Regulations comply with their obligations under the CDM Regulations; 2.4.4 in conjunction with the Principal Designer, discharge its obligations thereunder with the object that: (a) notice of the Works is given to the Health and Safety Executive; and (b) a Construction Phase Plan is prepared in accordance with the CDM Regulations; and

4171693.3 27 2.4.5 not start the Works until the provisions of this paragraph 2 (as are required or capable of being satisfied prior to commencing the Works) have been complied with.

4171693.3 28 SCHEDULE 4 - THE WORKS The works set out in the attached plans and specifications.

4171693.3 29 SCHEDULE 5 -PROFESSIONAL TEAM Professional Team Member Type of Insurance Minimum Limit of Indemnity and Basis of Cover Gleeds Cost Management Limited (Company No. 06472932) the registered office of which is at 95 New Cavendish Street, London, W1W 6XF (the "Employer's Agent") to be appointed by the Tenant Professional indemnity insurance £5,000,000 each and every claim but limited to an aggregate basis in respect of pollution/contamination and/or asbestos and/or fire safety Gleeds Cost Management Limited (Company No. 06472932) the registered office of which is at 95 New Cavendish Street, London, W1W 6XF (the "Quantity Surveyor") to be appointed by the Tenant Professional indemnity insurance £5,000,000 each and every claim but limited to an aggregate basis in respect of pollution/contamination and/or asbestos and/or fire safety MA24 Limited (Company No. 07159714) the registered office of which is at 14 High Cross, Truro, England, TR1 2AJ (the "Principal Designer"), such role as the Principal Designer to be performed pursuant to the Building Contract Professional indemnity insurance £10,000,000 in the aggregate (as set out in the Building Contract)

4171693.3 30 APPENDIX 1 APPOINTMENTS

4171693.3 31 APPENDIX 2 MAIN WARRANTIES

4171693.3 32 APPENDIX 3 SCHEDULE OF AMENDMENTS TO JCT CONTRACT

4171693.3 33 EXECUTED as a deed by FORGE LIFE SCIENCES NOMINEE 1 LTD acting by a director, in the presence of: Signature Director Print name Witness signature Name (in BLOCK CAPITALS) Address EXECUTED as a deed by FORGE LIFE SCIENCES NOMINEE 2 LTD acting by a director, in the presence of: Signature Director Print name Witness signature Name (in BLOCK CAPITALS) Address /s/ /s/ /s/ /s/

4171693.3 34 Signature Director Print name Signature Director Print name EXECUTED as a deed by AUTOLUS LIMITED acting by two directors EXECUTED as a deed by AUTOLUS THERAPEUTICS PLC acting by a director, /s/ /s/ /s/ /s/